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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): June 24, 1998


                             THE UNIMARK GROUP, INC.
               (Exact name of Registrant as specified in charter)


          Texas                        1-13242                   75-2436543
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)


               UNIMARK HOUSE
              124 MCMAKIN ROAD
              BARTONVILLE, TEXAS                                   76226
      (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code: (817) 491-2992

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ITEM 5.  Other Events.

         On June 23, 1998, The UniMark Group, Inc., a Texas corporation (the "Company"), issued a press release announcing that, in connection with exploring strategic alternatives to maximize shareholder value, the Company has reached a binding agreement pursuant to which Mexico Strategic Investment Fund, Ltd. or an affiliate (the "Fund") will purchase 3,305,500 shares of Common Stock of the Company, at a purchase price of $4.5375 per share for an aggregate purchase price of $14,998,706. In connection with the transaction, the Company will grant the Fund a one year option to acquire an additional 1,000,000 shares of Common Stock at $4.5375 per share, representation on the Company's Board of Directors and certain veto rights regarding financial and corporate matters. The transaction is subject to various conditions including completion of due diligence.

         The Company has agreed to provide for customary registration rights for the shares, the option and the Common Stock obtained upon exercise of the Option. Pursuant to the agreement, the Fund will not sell the option or any shares for one year from the time the primary shares are acquired.

         The Company has agreed to pay the costs and expenses in connection with the Fund's due diligence review of the Company, the negotiation, execution and delivery of documents in connection with the transactions and the closing of the transactions contemplated hereby, up to a maximum of $100,000, as well as the Fund's costs and expenses.

         The Fund will be entitled to designate a percentage of the Company's Board of Directors at least equal to the percentage ownership of the Fund of the outstanding Common Stock of the Company.

         The description of the agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the letter of intent, a copy of each of which have been filed as Exhibit 99.1 hereto, and which is incorporated by reference herein.

         The Fund is indirectly owned by a large number of institutional investors and high net worth individuals who invest through Quantum Industrial Partners LDC and Quasar Strategic Partners LDC (members of the Quantum Group of Funds), and through other institutional accounts. The funds in the Quantum Group of Funds are advised by Soros Fund Management LLC, an affiliate of Mexico Strategic Advisors LLC, the adviser to the Fund. The Fund's investment program emphasizes long term investments in Latin American companies.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)  Exhibits.

              Exhibit 99.1 - Letter of Intent, dated June 22, 1998, by and between The UniMark Group, Inc. and Mexico Strategic Investment Fund, Ltd.

              Exhibit 99.2 - Press Release, dated June 23, 1998, announcing that the Company has reached a binding agreement pursuant to which Mexico



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              Strategic Investment Fund, Ltd. or an affiliate (the "Fund") will purchase 3,305,500 shares of Common Stock of the Company, at a purchase price of $4.5375 per share for an aggregate purchase price of $14,998,706.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                THE UNIMARK GROUP, INC.
                                                     (Registrant)


Date: June 24, 1998                             By: /s/ Rafael Vaquero Bazan
                                                   ----------------------------
                                                   Rafael Vaquero Bazan
                                                   President, Chief Executive
                                                   Officer and Director


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                                  EXHIBIT INDEX

         Exhibit

         99.1     -   Letter of Intent, dated June 22, 1998, by and between The
                      UniMark Group, Inc. and Mexico Strategic Investment Fund,
                      Ltd.

         99.2     -   Press Release, dated June 23, 1998, announcing that the
                      Company has reached a binding agreement pursuant to which Mexico Strategic Investment Fund, Ltd. or an affiliate
                      (the "Fund") will purchase 3,305,500 shares of Common
                      Stock of the Company, at a purchase price of $4.5375 per share for an aggregate purchase price of $14,998,706.